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                           Kirkpatrick & Lockhart LLP
                          1800 Massachusetts Avenue, NW
                                  Second Floor
                            Washington, DC 20036-1800
                             Telephone 202-778-9000
                             Facsimile 202-778-9100
                                   www.kl.com



April 3, 2002



EQ Advisors Trust
1290 Avenue of the Americas
New York, New York  10104

Ladies and Gentlemen:

         We have acted as counsel to EQ Advisors Trust, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 24 to the Trust's Registration Statement on Form N-1A (File No. 333-17217) ("PEA") relating to the issuance of shares of beneficial interest of the existing series of the Trust. You have requested our opinion with respect to the matters set forth below.

         In this opinion letter, the term "Shares" refers to Class IA and IB shares of beneficial interest of each series of the Trust listed in Schedule A attached to this opinion letter (each, a "Series"), that may be issued during the time that the PEA is effective and has not been superseded by another post-effective amendment.

         In connection with rendering the opinions set forth below, we have examined copies, believed by us to be genuine, of the Trust's Certificate of Trust dated as of October 31, 1996, Certificate of Amendment dated January 22, 1997, Agreement and Declaration of Trust dated October 1996, Amended and Restated Agreement and Declaration of Trust dated as of January 22, 1997 as further amended on September 20, 2000 (the "Agreement"), Bylaws and such other documents relating to its organization and operation as we have deemed relevant to our opinion, as set forth herein. The opinions set forth in this letter are limited to the laws and facts in existence on the date hereof, and are further limited to the laws (other than laws relating to choice of law) of the State of Delaware that in our experience are normally applicable to the issuance of shares of beneficial interest by business trusts and to the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder.

         Based on and subject to the foregoing, and the additional qualifications and other matters set forth below, it is our opinion that as of the date hereof the Shares, when sold in accordance with the terms contemplated by the PEA, including receipt by the Trust of full


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EQ Advisors Trust
April 3, 2002
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payment for the Shares and compliance with the 1933 Act and 1940 Act, will have been validly issued and will be fully paid and non-assessable. We note, however, that holders of Shares of the Trust may be obligated to pay charges in connection with the transfer of Shares in accordance with any rules established by the Trustees under the Agreement or By-laws.

         We are furnishing this opinion letter to you solely in connection with the issuance of the Shares. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose without specific prior written consent.

         The foregoing opinions are rendered as of the date of this letter, except as otherwise indicated. We assume no obligation to update or supplement our opinions to reflect any changes of law or fact that may occur.

         We hereby consent to this opinion letter accompanying the PEA when it is filed with the SEC and to the reference to our firm in the statement of additional information that is being filed as part of such PEA.

Very truly yours,

/s/ Kirkpatrick & Lockhart LLP

KIRKPATRICK & LOCKHART LLP




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                                   SCHEDULE A

                                EQ ADVISORS TRUST

                          EQ/Aggressive Stock Portfolio
                       EQ/Alliance Common Stock Portfolio
                          EQ/Alliance Global Portfolio
                     EQ/Alliance Growth and Income Portfolio
                     EQ/Alliance Growth Investors Portfolio
                        EQ/Alliance High Yield Portfolio
            EQ/Alliance Intermediate Government Securities Portfolio
                       EQ/Alliance International Portfolio
                       EQ/Alliance Money Market Portfolio
                      EQ/Alliance Premier Growth Portfolio
                       EQ/Alliance Quality Bond Portfolio
                     EQ/Alliance Small Cap Growth Portfolio
                        EQ/Alliance Technology Portfolio
                         EQ/AXP New Dimensions Portfolio
                      EQ/AXP Strategy Aggressive Portfolio
                              EQ/Balanced Portfolio
                    EQ/Bernstein Diversified Value Portfolio
                    EQ/Calvert Socially Responsible Portfolio
                   EQ/Capital Guardian International Portfolio
                     EQ/Capital Guardian Research Portfolio,
                    EQ/Capital Guardian U.S. Equity Portfolio
                      EQ/Emerging Markets Equity Portfolio
                          EQ/Equity 500 Index Portfolio
                          EQ/Evergreen Omega Portfolio
                             EQ/FI Mid Cap Portfolio
                       EQ/FI Small/Mid Cap Value Portfolio
                     EQ/International Equity Index Portfolio
                       EQ/J.P. Morgan Core Bond Portfolio
                       EQ/Janus Large Cap Growth Portfolio
                       EQ/Lazard Small Cap Value Portfolio
                           EQ/Marsico Focus Portfolio
                     EQ/Mercury Basic Value Equity Portfolio
                   EQ/MFS Emerging Growth Companies Portfolio,
                        EQ/MFS Investors Trust Portfolio
                            EQ/MFS Research Portfolio
                    EQ/Putnam Growth & Income Value Portfolio
                    EQ/Putnam International Equity Portfolio
                      EQ/Putnam Investors Growth Portfolio
                        EQ/Small Company Index Portfolio

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